Exhibit 99.1

NewHydrogen’s Catalyst Technology Featured in Nature Materials

Article in leading scientific journal describes the Company’s breakthrough catalyst which emulates natural enzymes resulting in faster and more efficient hydrogen production

SANTA CLARITA, Calif. (July 18, 2023) — NewHydrogen, Inc. (OTC:NEWH), the developer of a breakthrough technology to produce low-cost green hydrogen, today announced that the Company’s catalyst technology was featured in a recent paper published in Nature Materials.

The article titled, “Amorphous nickel hydroxide shell tailors local chemical environment on platinum surface for alkaline hydrogen evolution reaction” was authored by Dr. Chengzhang Wan, a key research member of the Company’s sponsored research program at UCLA, and coauthors including Dr. Yu Huang, the principal investigator.

The Nature article describes a novel catalyst known as “Ni(OH)2-clothed Pt-tetrapods” (Nickel Hydride-Clothed Platinum Tetrapods) which emulates natural enzymes. This catalyst possesses a unique structure that enhances the speed of chemical reactions, safeguards against catalyst poisoning, and extends its lifespan even under adverse conditions.

According to the article, the catalyst consists of a platinum (Pt) core covered by an amorphous nickel hydroxide (Ni(OH)2) shell. The Ni(OH)2 shell facilitates the breakdown of water molecules while protecting the Pt core from the surrounding electrolyte. This design creates a favorable environment for the catalyst, resulting in faster and more efficient hydrogen production. The catalyst also exhibits exceptional durability and resistance to impurities in the solution, making it a promising material for alkaline water electrolysis and renewable fuel production.

“We are honored to have Dr. Wan and Dr. Huang representing our collaborative sponsored research at UCLA, showcased in Nature Materials,” said Steve Hill, CEO of NewHydrogen. Hill also emphasized the Company’s commitment to expanding its research scope beyond catalysts, with the ultimate objective of developing a high-performance hydrogen generator that enables the production of the world’s most affordable green hydrogen, aligning with the US Department of Energy’s ambitious goal of achieving $1 per $1 kilogram of green hydrogen within a decade.

About NewHydrogen, Inc.

NewHydrogen is developing a breakthrough green hydrogen generator that uses renewable energy and water to produce low-cost green hydrogen. Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. Hydrogen does not exist in its pure form on Earth so it must be extracted from a source that contains hydrogen. For centuries, scientists have known how to split water into hydrogen and oxygen using a simple and elegant device called an electrolyzer. Unfortunately, an electrolyzer – the primary component of a hydrogen generator – is still very expensive. NewHydrogen is developing breakthrough technologies to enable the next generation of low cost electrolyzers. Our initial focus is on replacing and reducing expensive rare earth materials, to help usher in the green hydrogen economy that Goldman Sachs estimated to have a future market value of $12 trillion.

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Investor Relations Contact:

NewHydrogen, Inc.

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